EXHIBIT 3.7

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

COMMON STOCK PURCHASE WARRANT

For the Purchase of Shares

of Common Stock, $0.0001 par value

of

ShiftPixy, Inc.,

a Wyoming Corporation

Whereas the person(s) listed as “Subscriber” in the “Subscription Agreement,” a copy of which is attached hereto and incorporated herein by reference, has entered into such Subscription Agreement in connection with a purchase from ShiftPixy, Inc., a Wyoming corporation (the “Corporation”), of “Units” of the Corporation that include, with regard to each such Unit, the following components:

•	One share of common stock, par value $0.0001 per share, of the Corporation (individually, a “Share” and collectively, the “Shares”), and

•

One warrant (individually, a “Warrant” and collectively, the “Warrants”), each entitling the holder to acquire one and one-half (1½) Shares at a price of $4.00/Share for a period ending on March 1, 2019 (the Shares purchased through the Warrants hereinafter referred to as the “Warrant Shares”).

In consideration of the above recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the Subscriber, or Subscriber’s assigns, is hereby entitled, for a period extending from the date the Subscription Agreement is signed by the Corporation to:

March 1, 2019 (the “Expiration Date”)

to exercise this Warrant for purchase and receive the number of Shares equal to the number of Units purchased by Subscriber in connection with the attached Subscription Agreement, at a price of $4 per Share (the “Exercise Price”) upon presentation and surrender of this Warrant and upon payment by bank check or wire transfer of the Exercise Price for such Shares to the Corporation at its principal office.

1. Exercise of Warrant. This Warrant may be exercised in whole or in part, from time to time, prior to the Expiration Date, by presentation and surrender hereof to the Corporation, with the Notice of Exercise annexed hereto duly executed and accompanied by payment by bank check or wire transfer of the applicable Exercise Price for the number of Shares specified in such form, together with all federal and state taxes applicable upon such exercise, if any. If this Warrant should be exercised in part only, the Corporation shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Subscriber to purchase the balance of the Shares purchasable hereunder. Upon receipt by the Corporation of this Warrant and the applicable Exercise Price at the office of the Corporation, in proper form for exercise, the Subscriber shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that certificates representing such Shares shall not then be actually delivered to the Subscriber. If the subscription rights represented hereby shall not be exercised at or before 5:00 P.M., Pacific Time, on the Expiration Date specified above, this Warrant shall become void and without further force or effect, and all rights represented hereby shall cease and expire.

Common Stock Purchase Warrant - Special - 2017-01-31a

2. Rights of the Subscriber. Prior to exercise of this Warrant, the Subscriber shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation, either at law or equity, and the rights of the Subscriber are limited to those expressed in this Warrant and are not enforceable against the Corporation except to the extent set forth herein.

3. Adjustment in Number of Shares.

(A) Stock Dividends and Splits. If the Corporation, at any time after the date this Warrant is signed, and while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares or the shares of Common Stock issued in connection with other Warrants), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(A) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(B) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Corporation (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) after the date this Warrant is signed, or in case, after such date, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Subscriber(s) of this Warrant, upon the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Subscriber(s) would be entitled had the Subscribers exercised this Warrant immediately prior thereto, all subject to further adjustment as provided herein; in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

4. Officer’s Certificate. Whenever the number of Shares issuable upon exercise of this Warrant or the applicable Exercise Price shall be adjusted as required by the provisions hereof, the Corporation shall forthwith file in the custody of its Secretary at its principal office, an officer’s certificate showing the adjusted number of Shares or Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Subscriber(s) and the Corporation shall, forthwith after each such adjustment, deliver a copy of such certificate to the Subscriber(s). Such certificate shall be conclusive as to the correctness of such adjustment.

5. Restrictions on Transfer. Certificates for the shares of Common Stock to be issued upon exercise of this Warrant shall bear the following legend:

Common Stock Purchase Warrant - Special - 2017-01-31a

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

The Subscriber, by acceptance hereof, agrees that, absent an effective registration statement under the Securities Act of 1933, as amended (the “Act”), covering the disposition of this Warrant or the Common Stock issued or issuable upon exercise hereof, such Subscriber(s) will not sell or transfer any or all of this Warrant or such Common Stock without first providing the Corporation with an opinion of counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. The Subscriber agrees that the certificates evidencing the Warrant and Common Stock which will be delivered to the Subscriber by the Corporation shall bear substantially the legend set forth above in this Section 5. The Subscriber of this Warrant, at the time all or a portion of such Warrant is exercised, agrees to make such written representations to the Corporation as counsel for the Corporation may reasonably request, in order that the Corporation may be reasonably satisfied that such exercise of the Warrant and consequent issuance of the Shares will not violate the registration and prospectus delivery requirements of the Act, or other applicable state securities laws.

6. Loss or Mutilation. Upon receipt by the Corporation of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation will execute and deliver in lieu thereof a new Warrant of like tenor.

7. Reservation of Common Stock. The Corporation shall at all times reserve and keep available for issue upon the exercise of the Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

8 Notices. All notices and other communications from the Corporation to the Subscriber of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Corporation in writing by the Subscriber.

9. Change; Waiver. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

10. Law Governing. This Warrant shall be construed and enforced in accordance with and governed by the laws of California.

11. Prior Warrants in Connection with This Offering. This Warrant supersedes and replaces any and all prior Warrants issued by ShiftPixy to Subscriber in connection with this offering.

Common Stock Purchase Warrant - Special - 2017-01-31a

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed by its duly authorized officer on March __, 2017.

ShiftPixy, Inc.

Address:	1 Venture, Suite 150 Irvine, California 92618
Signed:
Name:	Scott Absher
Title:	CEO

Common Stock Purchase Warrant - Special - 2017-01-31a

NOTICE OF EXERCISE

TO: ShiftPixy, Inc.	DATE: ___________________________

The undersigned Subscriber, as investor, hereby elects irrevocably to exercise the within Warrant and to purchase the following number of Shares at the Exercise Price of $4.00/Share: ___________________________.

In addition, Subscriber hereby submits payment in the following amount, based on the number of Warrants exercised above x $4.00/Share, made payable to ShiftPixy, Inc.: $__________________________.

Please issue the Shares as to which this Warrant is exercised to or otherwise register them electronically as follows:

Name
Street Address
City
State
ZIP

and if said number of Shares shall not be all the Shares evidenced by the within Warrant, issue a new Warrant for the balance remaining of such Shares to _____________________ at the address stated above.

The Warrant, as originally signed and issued to me, is enclosed for surrender herewith for cancellation.

Subscriber Name:	Signature:

Common Stock Purchase Warrant - Special - 2017-01-31a